                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of report (date of earliest event reported):
                                   May 7, 2002


                       Daisytek International Corporation
               (Exact Name of Registrant as Specified in Charter)


     DELAWARE                       0-25400                    75-2421746
     ----------                   -----------              ------------------
  (State or other                 (Commission               (I.R.S. Employer
  jurisdiction of                 File Number)             Identification No.)
   incorporation)

                    1025 Central Expressway South, Suite 200
                               Allen, Texas 75013
          (Address of Principal Executive Offices, including zip code)


                                 (972) 881-4700
              (Registrant's Telephone Number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

On May 22, 2002, Daisytek International Corporation ("Daisytek") filed a Form 8-K dated May 7, 2002 (the "Form 8-K") to report that it had acquired control of ISA International plc ("ISA") effective as of May 7, 2002. On July 22, 2002, Daisytek filed an Amendment to the Form 8-K to provide historical financial statements related to the acquisition of ISA and pro forma financial information giving effect to the acquisition of ISA by Daisytek UK Limited, a wholly-owned subsidiary of Daisytek. This Amendment No. 2 to the Form 8-K (as amended on July 22, 2002) is submitted principally for the purpose of providing historical financial statements of ISA for the year ended December 31, 2000, including an audited reconciliation to US GAAP, that meet the requirements of Form 8-K and Regulation S-X.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  Financial statements of ISA International plc as of and for the years ended December 31, 2001 and 2000, in accordance with UK GAAP, with a reconciliation to US GAAP, audited by Ernst & Young LLP in accordance with US GAAS are filed herewith beginning on page F-1.

         (b)      Pro forma financial information.

                  Pro forma financial information required pursuant to Article 11 of Regulation S-X as of March 31, 2002 and for Daisytek's fiscal year ended March 31, 2002 are filed herewith beginning on page P-1.

         (c)      Exhibits.

                  23.1     Consent of Ernst & Young LLP.

                  99.1 Recommended Offer by Robert W. Baird Limited on behalf of Daisytek UK Limited, a wholly-owned subsidiary of Daisytek International Corporation, for ISA International plc (incorporated by reference from Exhibit 99.2 to Current Report on Form 8-K dated May 24, 2002 (File No. 000-25400)).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DAISYTEK INTERNATIONAL CORPORATION


                                      By: /s/ RALPH MITCHELL
                                         ---------------------------------------
                                              Ralph Mitchell
                                              Chief Financial Officer,
                                              Executive Vice President - Finance

Dated:  September 19, 2002

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma financial information of Daisytek International Corporation (together with its subsidiaries, "Daisytek" or the "Company") gives effect to the acquisition of ISA International plc ("ISA"), a pan-European distributor of computer supplies, which indirectly owns 47% of Kingfield Heath Ltd., a U.K.-based wholesaler of office products. The unaudited pro forma balance sheet data at March 31, 2002 presents adjustments for the ISA acquisition as if the transaction was completed on March 31, 2002. The unaudited pro forma statement of operations data for the fiscal year ended March 31, 2002 presents adjustments for the ISA acquisition as if the transaction had been completed on April 1, 2001. Amounts included for ISA are based on U.S. GAAP. British pounds balances are translated at the average exchange rates for the related period of operations and for balance sheet amounts at the exchange rate at March 31, 2002.

The purchase method of accounting has been used in the preparation of the unaudited pro forma financial information. Therefore, the estimated aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the unaudited pro forma financial information, the purchase prices of the assets acquired have been allocated based on preliminary estimates of fair value which are still being finalized. The information presented herein may differ from the final purchase price allocation; however, such allocations are not expected to differ materially from the preliminary amounts.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Daisytek which have previously been reported. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of ISA had been consummated at the dates indicated, nor is it indicative of future operating results or financial position.

               DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                AT MARCH 31, 2002
                                 (IN THOUSANDS)

                                                                                            PURCHASE
                                                      COMPANY               ISA            ACCOUNTING             COMPANY
                                                     HISTORICAL          HISTORICAL        ADJUSTMENTS           PRO FORMA
                                                   --------------      --------------     --------------       --------------

ASSETS
Current assets:
  Cash and cash equivalents ....................   $        4,147      $        6,083     $           --       $       10,230
  Accounts receivable, prepaid expenses and
   other current assets ........................          189,180              82,273                 --              271,453
  Inventories, net .............................          115,377              32,498                 --              147,875
                                                   --------------      --------------     --------------       --------------
         Total current assets ..................          308,704             120,854                 --              429,558
                                                   --------------      --------------     --------------       --------------
Property and equipment, net ....................           20,806               8,411                 --               29,217
Other assets ...................................           30,010               1,252            (28,082) (a)          11,145
                                                                                                   7,965  (b)
Goodwill, net ..................................           54,870              36,993            (36,993) (c)          81,793
                                                                                                  26,923  (d)
                                                   --------------      --------------     --------------       --------------
         Total assets ..........................   $      414,390      $      167,510     $      (30,187)      $      551,713
                                                   ==============      ==============     ==============       ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt ............   $        7,069      $       54,437                 --       $       61,506
  Trade accounts payable, accrued expenses
   and other current liabilities ...............           98,293              74,147             (1,956) (e)         170,484
                                                   --------------      --------------     --------------       --------------
         Total current liabilities .............          105,362             128,584             (1,956)             231,990

Long-term debt, less current portion ...........          111,343               5,974              8,147  (f)         119,666
                                                                                                  (5,798) (g)
Other liabilities ..............................            1,665                 144                 --                1,809
Commitments and contingencies
Redeemable preferred stock .....................               --              10,043            (10,043) (h)              --

Shareholders' equity:
  Preferred stock ..............................               --                  --                 --                   --
  Common stock .................................              197               5,444             (5,444) (i)             198
                                                                                                       1  (j)
  Additional paid-in capital ...................          117,946              26,629            (26,629) (i)         120,173
                                                                                                   2,227  (j)
  Retained earnings ............................          103,268              (9,308)             9,308  (i)         103,268
  Accumulated other comprehensive loss .........          (13,699)                 --                 --              (13,699)
  Treasury stock at cost .......................          (11,692)                 --                 --              (11,692)
                                                   --------------      --------------     --------------       --------------
         Total shareholders' equity ............          196,020              22,765            (20,537)             198,248
                                                   --------------      --------------     --------------       --------------
Total liabilities and shareholders' equity .....   $      414,390      $      167,510     $      (30,187)      $      551,713
                                                   ==============      ==============     ==============       ==============

      See accompanying notes to Unaudited Pro Forma Financial Information.

               DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          COMPANY           ISA             PRO FORMA           COMPANY
                                                         HISTORICAL     HISTORICAL (k)     ADJUSTMENTS         PRO FORMA
                                                        ------------    --------------     ------------       ------------
Net revenues .........................................  $  1,185,030     $    521,111      $     (5,639) (l)  $  1,700,502
Cost of revenues .....................................     1,059,539          444,403            (5,453) (l)     1,498,489
                                                        ------------     ------------      ------------       ------------
        Gross profit .................................       125,491           76,708              (186)           202,013
Selling, general and administrative expenses .........        90,710           77,041            (1,619) (m)       166,132
Restructuring and nonrecurring costs .................         8,556            2,584                --             11,140
                                                        ------------     ------------      ------------       ------------
        Income from operations .......................        26,225           (2,917)            1,433             24,741
Interest expense, net ................................         7,221            4,129               473  (n)        11,823
                                                        ------------     ------------      ------------       ------------
        Income from continuing operations
         before income taxes .........................        19,004           (7,046)              960             12,918
Provision for income taxes ...........................         7,066              251               336  (o)         7,653
                                                        ------------     ------------      ------------       ------------
        Income from continuing operations before
         equity in net loss of affiliate .............        11,938           (7,297)              624              5,265
Equity in net loss of affiliate ......................            --           (6,801)            1,173  (m)        (5,628)
                                                        ------------     ------------      ------------       ------------
        Income from continuing operations ............  $     11,938     $    (14,098)     $      1,797       $       (363)
                                                        ============     ============      ============       ============

Net income per common share:
       Basic .........................................  $       0.75                                          $      (0.02)
       Diluted .......................................  $       0.69                                          $      (0.02)

Weighted average common and common share
       equivalents outstanding:
       Basic .........................................        15,963              140                               16,103
       Diluted .......................................        17,396              140                               17,536

      See accompanying notes to Unaudited Pro Forma Financial Information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1. PURCHASE PRICE

On May 23, 2002, the Company mailed a recommended offer to shareholders of ISA which included a cash offer of 7.5 pence (approximately $0.11) in cash for each ordinary share, with a share alternative of .914 shares of unregistered Daisytek common stock for each share 100 shares of ISA common stock. Acceptances from shareholders owning approximately 15.3 million ISA ordinary shares have selected the alternative offer to receive unregistered Daisytek common shares instead of cash, representing share consideration of 140,042 Daisytek common shares. For purposes of the unaudited pro forma condensed combined financial statements, it is assumed that the remainder of ISA shareholders will elect the cash offer. The fair market value of common stock is calculated by using $15.91 per share which is based on the market price of Daisytek common stock on March 31, 2002. The estimated aggregate purchase price is summarized below (in thousands):

   Estimated cash purchase price.........................................     $       4,647
   Estimated fair value of Daisytek common stock (140,042 shares at
      $15.91 per share)..................................................             2,228
   Prior investment in ISA...............................................            28,082
   Estimated transaction costs...........................................             3,500
                                                                              -------------
   Estimated aggregate purchase price....................................     $      38,457
                                                                              =============

NOTE 2. ALLOCATION OF PURCHASE PRICE

   (in thousands)
      Cash...............................................................     $       6,083
      Accounts receivable, prepaid expenses and other current assets.....            82,273
      Inventories........................................................            32,498
      Property and equipment.............................................             8,411
      Other assets.......................................................             9,217
      Goodwill...........................................................            26,923
      Current portion of long-term debt..................................           (54,437)
      Trade accounts payable, accrued expenses and other current
        liabilities......................................................           (72,191)
      Long-term debt, less current portion...............................              (176)
      Other liabilities..................................................              (144)
                                                                              -------------
   Aggregate purchase price..............................................     $      38,457
                                                                              =============


NOTE 3. PRO FORMA ADJUSTMENTS

The following are descriptions for the pro forma purchase accounting and other merger-related adjustments, labeled (a) through (o), which have been reflected in the accompanying Unaudited Pro Forma Combined Condensed Balance Sheet and the Unaudited Pro Forma Combined Condensed Statement of Operations:

         (a) Represents Daisytek's prior investment in ISA. Daisytek's investment in ISA, including applicable acquisition costs, is included in historical other assets in the Unaudited Pro Forma Combined Condensed Balance Sheet at March 31, 2002 and has been included in the determination of the total aggregate purchase price of ISA detailed in Note 1. During September 2001, Daisytek invested 8.0 million British pounds, or approximately $11.4 million, in preference shares of ISA convertible into 50% plus one share of ISA at Daisytek's option at any time over a period of five years. In addition to the preference share investment, as of March 31, 2002, the Company has advanced funds to ISA of approximately 11.7 million British pounds, or approximately $16.7 million, including 3.1 million British pounds, or approximately $4.4 million, for pro-rata participation in a shareholder rights issue by Kingfield Heath, and approximately 8.6 million British pounds, or approximately $12.3 million, for working capital purposes.

         (b) Adjustment to record a deferred tax asset for ISA net operating loss carryforwards of approximately $8.0 million.

         (c) Adjustment to eliminate the existing goodwill on ISA's historical balance sheet.

         (d) Adjustment to record goodwill allocated to ISA in the purchase accounting allocation detailed in Note 2.

         (e) Adjustment to eliminate trade accounts payable to Daisytek of approximately $2.0 million reflected in ISA's historical balance sheet.

         (f) Reflects additional bank borrowings of approximately $8.1 million required to finance the cash portion of the purchase price and estimated transaction costs of the ISA acquisition (see Note 1).

         (g) Adjustment to eliminate long-term debt payable to Daisytek of approximately $5.8 million reflected in ISA's historical balance sheet.

         (h) Adjustment to eliminate the redeemable preferred stock of approximately $10.0 million on ISA's historical balance sheet, which represents the investment made by Daisytek in redeemable preferred stock of ISA in September 2001.

         (i)      Reflects the elimination of historical ISA equity amounts.

         (j) Reflects the issuance of 140,042 shares of Daisytek common stock, par value $0.01, with an estimated fair value of $15.91 per share (see Note 1).

         (k) Represents historical ISA results of operations for ISA's fiscal year ended December 31, 2001 after adjustments to reconcile U.K. GAAP to U.S. GAAP and conversion from British pounds to U.S. dollars at the average exchange rate for the period.

         (l) Reflects the elimination of transactions between the Company and ISA. During fiscal year 2002, the Company recorded sales to ISA of approximately $5.0 million and purchases from ISA of approximately $0.6 million. The intercompany transactions included gross profit of approximately $0.2 million.

         (m) The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, effective April 1, 2001. Under SFAS No. 142, goodwill is no longer amortized but reviewed for impairment annually, or more frequently if certain indicators arise. Adjustment eliminates goodwill amortization as included in ISA's historical results of operations.

         (n) Reflects the adjustment to record interest expense on cash acquisition costs of approximately $8.1 million, including estimated additional bank borrowings related to estimated legal, accounting and other professional fees incurred by Daisytek.

         (o)      Reflects the tax effects of the pro forma adjustments.

                              ISA INTERNATIONAL PLC
                         REPORT OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

To the Board of Directors of ISA International plc

We have audited the accompanying consolidated balance sheet of ISA International plc as of 31st December 2001 and 2000, and the related consolidated profit and loss account, and consolidated statements of total recognised gains and losses and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ISA International plc as of 31st December 2001 and 2000 and the consolidated results of its operations and its consolidated cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (see Note 31 of Notes to the Financial Statements).


                                                    ERNST & YOUNG LLP

Leeds, England

18 September 2002

                              ISA International plc
                      Consolidated Profit and Loss Account

--------------------------------------------------------------------------------

                for the years ended 31st December, 2001 and 2000



                                                           Notes            2001            2000
                                                                           L.000           L.000

TURNOVER                                                    2, 3         361,554         296,803
COST OF SALES                                                           (308,333)       (251,752)
                                                                    ------------    ------------
GROSS PROFIT                                                              53,221          45,051
                                                                    ------------    ------------
OPERATING EXPENSES
      Distribution costs                                                 (31,540)        (30,473)
      Administrative expenses                                            (22,010)        (22,878)
                                                                    ------------    ------------
OPERATING LOSS                                                 4            (329)         (8,300)
      Share of associates' normal operating profit             5           1,001           1,527
      Share of associates' exceptional operating items         5          (2,636)         (1,245)
      Amortisation of goodwill arising on associates          15            (814)           (799)
      Loss on disposal of associate                                          (71)             --
                                                                    ------------    ------------
LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAXATION                  (2,849)         (8,817)
      Interest receivable                                      6             128             115
      Interest payable and similar charges                     7          (4,069)         (3,199)
                                                                    ------------    ------------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                               (6,790)        (11,901)
      Tax on loss on ordinary activities                      11            (631)           (449)
                                                                    ------------    ------------
LOSS FOR THE FINANCIAL YEAR                                   24          (7,421)        (12,350)
      Dividends - Non-equity                                  12            (208)             --
                                                                    ------------    ------------
TRANSFER FROM RESERVES                                                    (7,629)        (12,350)
                                                                    ------------    ------------
LOSSES PER ORDINARY SHARE                                     13
      Basic                                                                (13.0)p         (21.4)p
      Before exceptional items                                              (6.1)p          (5.9)p
      Diluted                                                              (13.0)p         (21.0)p
                                                                    ------------    ------------

A summary of the significant adjustments to the loss for the financial year that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 31 to the Financial Statements.

The accompanying notes form an integral part of these Financial Statements.

                              ISA INTERNATIONAL PLC
                           Consolidated Balance Sheet

--------------------------------------------------------------------------------

                         at 31st December 2001 and 2000

                                             Notes               2001          2000
                                                                L.000         L.000

FIXED ASSETS
      Tangible assets                         14                5,777         6,085
      Investments                             15               16,262        17,602
                                                          -----------   -----------
                                                               22,039        23,687
                                                          -----------   -----------
CURRENT ASSETS
      Stocks                                  16               22,320        18,488
      Debtors                                 17               56,116        46,268
      Cash at bank and in hand                                  4,178         4,153
                                                          -----------   -----------
                                                               82,614        68,909
CREDITORS DUE WITHIN ONE YEAR                 18              (88,521)      (79,233)
                                                          -----------   -----------
NET CURRENT LIABILITIES                                        (5,907)      (10,324)
                                                          -----------   -----------
TOTAL ASSETS LESS CURRENT LIABILITIES                          16,132        13,363
CREDITORS DUE AFTER MORE THAN ONE YEAR        19               (4,202)         (544)
PROVISIONS FOR LIABILITIES AND CHARGES        21                   --           (81)
                                                          -----------   -----------
NET ASSETS                                                     11,930        12,738
                                                          -----------   -----------

CAPITAL AND RESERVES
      Called up share capital                 22                3,739         2,939
      Share premium account                   23                7,154         1,041
      Merger reserve                          23                5,069         5,069
      Profit and loss account                 23               (4,032)        3,689
                                                          -----------   -----------
                                                               11,930        12,738
                                                          -----------   -----------
      Equity shareholders' funds                                5,017        12,738
      Non-equity shareholders' funds                            6,913            --
                                                          -----------   -----------
TOTAL SHAREHOLDERS' FUNDS                                      11,930        12,738
                                                          -----------   -----------

A summary of the significant adjustments to shareholders' funds that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 31 to the Financial Statements.

The accompanying notes form an integral part of these Financial Statements.

                              ISA International plc
                        Consolidated Cash Flow Statement

--------------------------------------------------------------------------------

                for the years ended 31st December, 2001 and 2000



                                                                         2001         2000
                                                          Notes         L.000        L.000

NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES        26a         (9,159)       2,427
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE            26c         (3,147)      (1,639)
TAXATION                                                   26c           (915)         (55)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT               26c         (1,812)      (2,983)
ACQUISITIONS AND DISPOSALS                                 26c         (3,285)        (161)
                                                                  -----------   ----------
CASH OUTFLOW BEFORE MANAGEMENT OF LIQUID RESOURCES AND
FINANCING                                                             (18,318)      (2,411)
FINANCING                                                  26c         10,537         (434)
                                                                  -----------   ----------
DECREASE IN CASH IN THE YEAR                                           (7,781)      (2,845)
                                                                  -----------   ----------


The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles are set forth in Note 31 to the Financial Statements.



                         Consolidated Statement of Total
                           Recognised Gains and Losses

--------------------------------------------------------------------------------

                for the years ended 31st December, 2001 and 2000


                                                                         2001          2000
                                                                        L.000         L.000

LOSS FOR THE FINANCIAL YEAR                                            (7,421)      (12,350)
TRANSLATION DIFFERENCES ON FOREIGN CURRENCY NET INVESTMENTS               (92)         (808)
ADJUSTMENT TO UNREALISED GAIN ON DISPOSAL OF SUBSIDIARY                    --          (182)
                                                                  -----------    ----------
TOTAL GAINS AND LOSSES RECOGNISED SINCE THE LAST ANNUAL REPORT         (7,513)      (13,340)
                                                                  -----------    ----------

A summary of the significant adjustments to comprehensive income that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 31 to the Financial Statements.

The accompanying notes form an integral part of these Financial Statements.

                              ISA INTERNATIONAL PLC
                        Notes to the Financial Statements

--------------------------------------------------------------------------------

                for the years ended 31st December, 2001 and 2000


1        ACCOUNTING POLICIES

         The principal accounting policies are summarised below. They have all been applied consistently throughout the two years ended 31st December 2001.

         a)   BASIS OF ACCOUNTING
              The Financial Statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

              The Financial Statements have been prepared on a going concern basis which the Directors believe to be appropriate for the reasons summarised below.

              On 27th June, 2002 the acquisition by Daisytek of the entire share capital of the Company, was completed.

              The directors have prepared cash flow forecasts for the period up to 31st December 2003, which show that the Group requires further funding in order to be able to continue as a going concern. Daisytek has agreed to provide the necessary financial support to enable the Group to meet its liabilities as they fall due.

              In addition, Daisytek has confirmed that it will not require payment of preference dividends until such time as funds are available and that its entitlement to a Special Dividend (as defined in the Company's Articles of Association) has been waived.

         b)   BASIS OF CONSOLIDATION
              The consolidated financial statements incorporate the financial statements of the Company and all its subsidiary undertakings, all of which are made up to 31st December.

              The results of subsidiary undertakings acquired or disposed of are included from, or to, the date that control passes to, or from, the Group.

         c)   GOODWILL
              Goodwill arising on acquisitions, representing the excess of the purchase consideration, including related costs, over the fair value of the net assets acquired, is capitalised and written off on a straight line basis over its useful economic life, normally 20 years.

              Goodwill that arose from acquisitions prior to 31st December, 1997 was written off to reserves in accordance with the accounting standards then applicable. As permitted by Financial Reporting Standard 10, goodwill previously written off to reserves has not been re-instated in the balance sheet.

              On the subsequent disposal or termination of a business any goodwill arising on acquisition that was written off directly to reserves or that has not been amortised through the profit and loss account is taken into account in determining the profit or loss on sale or closure.

         d)   TANGIBLE FIXED ASSETS AND DEPRECIATION
              Tangible fixed assets are stated at cost less accumulated depreciation. Depreciation is provided on all fixed assets calculated at rates to write off the cost, less estimated residual value, of such assets evenly over their expected useful lives. The estimated useful lives used for this purpose are:

                     Freehold buildings         40 years
                     Leasehold improvements     Shorter of 10 years or remaining life of lease
                     Plant and machinery        2 to 10 years
                     Fixtures and fittings      4 to 7 years

         e)   LEASE AND HIRE PURCHASE COMMITMENTS
              Assets held under hire purchase or finance lease contracts that transfer substantially all the risks and rewards of ownership to the Group are capitalised and depreciated over their useful lives.

                              ISA INTERNATIONAL PLC
                        Notes to the Financial Statements

--------------------------------------------------------------------------------

                for the years ended 31st December, 2001 and 2000


1        ACCOUNTING POLICIES (continued)

         e)   LEASE AND HIRE PURCHASE COMMITMENTS (continued)
              The capital element of the related liability is included in creditors. The interest element is charged to the profit and loss account so as to produce a constant periodic rate of charge on the capital outstanding. Rentals in respect of all operating leases are charged to the profit and loss account on a straight line basis over the term of the lease.

         f)   INVESTMENTS
              Fixed asset investments are shown at cost less provision for permanent diminution in value where appropriate.

         g)   ASSOCIATED UNDERTAKINGS
              The consolidated profit and loss account includes the Group's share of the results of its associated undertakings, where there is substantial holding in the equity and participation in financial and operating policy decisions. Investments in associated undertakings are included in the consolidated balance sheet at cost, plus the Group's share of post-acquisition retained reserves under the equity method.

         h)   STOCKS

              Stocks are stated at the lower of cost and net realisable value. Cost is taken as the average purchase price plus carriage and freight costs. Net realisable value is the price at which stocks can be sold in the normal course of business after allowing for costs of realisation. Provision is made for slow moving and defective stocks where appropriate.

         i)   TAXATION

              Corporation tax is provided at amounts expected to be paid (or recovered) using the tax rates and legislation that has been enacted or substantially enacted by the balance sheet date.

              Deferred taxation relating to the excess of capital allowances over depreciation and other timing differences is provided in the Financial Statements to the extent that an asset or liability is expected to crystallise.

         j)   FOREIGN CURRENCIES AND RELATED DERIVATIVE FINANCIAL INSTRUMENTS

              Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies and the balance sheets of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date.

              Exchange differences arising on the re-translation of the opening net assets of overseas subsidiary undertakings at the closing rate are taken directly to reserves. The profit and loss accounts of overseas subsidiary undertakings are translated using average rates of exchange with the adjustment arising from closing rates taken to reserves.

              Gains and losses arising on forward exchange contracts are deferred and recognised in the profit and loss account at the same time as the hedged transaction.

              All other exchange differences are dealt with in the profit and loss account.

         k)   PENSION COSTS

              The Group operates a defined contribution pension scheme for senior employees in the UK. The assets of the scheme are held separately from those of the Group and are administered independently. The Group's contribution to the scheme is charged to the profit and loss account as it falls due.

              Any difference between amounts charged to the profit and loss account and amounts payable in respect of the Group's pension schemes are shown as either provisions or prepayments in the balance sheet. There are no Group pension arrangements in respect of overseas operations.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                for the years ended 31st December, 2001 and 2000


2        TURNOVER

         Turnover comprises the invoiced value of goods and services supplied by the Group, exclusive of value added taxation, and intra-group transactions, and is attributable to the distribution of consumable products for the office.

TURNOVER BY DESTINATION                         2001         2000
                                                L.000          L.000

United Kingdom & Ireland                        132,398      104,053
Continental Europe                              176,066      140,855
Scandinavia                                      44,416       43,798
Other areas                                       8,674        8,097
                                            -----------  -----------
                                                361,554      296,803
                                            -----------  -----------

3        SEGMENTAL REPORTING

                            UNITED KINGDOM    CONTINENTAL
                               & IRELAND        EUROPE        SCANDINAVIA        TOTAL

                                     2001            2001            2001            2001
                                   L.000           L.000            L.000          L.000

TURNOVER BY ORIGIN
Total sales                       144,353         180,318          46,682         371,353
Inter-segment sales                (2,872)         (4,661)         (2,266)         (9,799)
                             ------------    ------------    ------------    ------------
Sales to third parties            141,481         175,657          44,416         361,554
                             ------------    ------------    ------------    ------------

LOSS BEFORE TAXATION
Segment operating
profit/(loss) before                5,589          (4,165)          1,072           2,496
exceptional items
Exceptional items                  (1,101)           (301)             --          (1,402)
                             ------------    ------------    ------------    ------------
                                    4,488          (4,466)          1,072           1,094
                             ------------    ------------    ------------
Unallocated central costs: operating loss                                          (1,103)
                           exceptional items                                         (320)
                                                                             ------------
Operating loss                                                                       (329)
Share of associates' loss after exceptional items and goodwill                     (2,520)
amortisation
Net interest                                                                       (3,941)
                                                                             ------------
GROUP LOSS BEFORE TAXATION                                                         (6,790)
                                                                             ------------

NET ASSETS
Segmental net assets               10,007          18,794           3,910          32,711
                             ------------    ------------    ------------
Investments and goodwill                                                           16,262
Unallocated liabilities                                                           (37,043)
                                                                             ------------
Total net assets                                                                   11,930
                                                                             ------------

         Unallocated liabilities represent net borrowings and taxation, which are not applicable to the operations of any individual segment.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                for the years ended 31st December, 2001 and 2000

3        SEGMENTAL REPORTING (continued)

                                                 UNITED
                                                KINGDOM     CONTINENTAL
                                              & IRELAND          EUROPE     SCANDINAVIA           TOTAL

                                                   2000            2000            2000            2000
                                                  L.000           L.000           L.000           L.000

TURNOVER BY ORIGIN
Total sales                                     113,107         142,834          45,195         301,136
Inter-segment sales                              (1,686)         (1,250)         (1,397)         (4,333)
                                           ------------    ------------    ------------    ------------
Sales to third parties                          111,421         141,584          43,798         296,803
                                           ------------    ------------    ------------    ------------

LOSS BEFORE TAXATION
Segment operating profit/(loss) before
exceptional items                                 4,430          (4,348)            504             586
Exceptional items                                   (45)         (7,936)             --          (7,981)
                                           ------------    ------------    ------------    ------------
                                                  4,385         (12,284)            504          (7,395)
                                           ------------    ------------    ------------
Unallocated central costs: operating loss                                                        (1,184)
                           exceptional items                                                        279
                                                                                           ------------

Operating loss                                                                                   (8,300)
Share of associates' loss after exceptional                                                        (517)
items and goodwill amortisation
Net interest                                                                                     (3,084)
                                                                                           ------------
GROUP LOSS BEFORE TAXATION                                                                      (11,901)
                                                                                           ------------

NET ASSETS

Segmental net assets                              8,912           9,167           3,091          21,170
                                           ------------    ------------    ------------
Investments and goodwill                                                                         17,602
Unallocated liabilities                                                                         (26,034)
                                                                                           ------------
Total net assets                                                                                 12,738
                                                                                           ------------

Unallocated liabilities represent net borrowings and taxation, which are not applicable to the operations of any individual segment.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


4        OPERATING LOSS

                                                                                    2001         2000
                                                                                   L.000        L.000
Operating loss is stated after charging:
Depreciation - on owned assets                                                     1,670        1,453
             - on hire purchase assets                                               388          356
Exceptional items recognised in arriving at operating loss:
      Costs in connection with distribution reorganisation and outsourced
      logistics contract and termination                                              74        6,919
      Relocation of distribution centre                                              939           --
      Board and senior management settlements                                        592          513
      Property and location rationalisation                                          117          270
Auditors' remuneration  - audit                                                      172          169
                        - other services                                             535           44
Operating lease rentals - land and buildings                                       2,225        1,904
                        - plant and machinery                                      1,535        1,577

         The auditors' remuneration figure given above for other services provided in 2001 relates to work performed by KPMG Audit Plc, its associates and Arthur Andersen. Principally this is related to assisting the Group with the formation of the strategic alliance with Daisytek International Corporation and the issue of the Preference Shares (see note 22 for further details), and preparation of other necessary financial information and reports.


5        SHARE OF RESULTS OF ASSOCIATED UNDERTAKINGS

                                                             2001          2000
                                                            L.000         L.000

Operating profit (excluding exceptional items)              1,001         1,527
Net interest payable                                       (1,076)       (1,075)
Exceptional items                                          (2,636)       (1,245)
                                                       ----------    ----------
Loss before tax                                            (2,711)         (793)
Tax                                                          (145)          334
                                                       ----------    ----------
Loss after tax                                             (2,856)         (459)
                                                       ----------    ----------

         Further details are given in Note 15.


6        INTEREST RECEIVABLE

                                                             2001         2000
                                                            L.000        L.000

Bank interest                                                  58           41
Other interest                                                 70           74
                                                       ----------   ----------
                                                              128          115
                                                       ----------   ----------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


7        INTEREST PAYABLE AND SIMILAR CHARGES

                                                             2001         2000
                                                            L.000        L.000

Bank loans and overdrafts                                   2,778        2,051
Hire purchase charges                                          26           50
Other interest                                                189           23
                                                       ----------   ----------
Total before share of associated undertakings               2,993        2,124
Share of associated undertakings                            1,076        1,075
                                                       ----------   ----------
                                                            4,069        3,199
                                                       ----------   ----------

8        DIRECTORS' REMUNERATION

                                                             2001         2000
                                                            L.000        L.000

Executive Directors' salaries and fees                        407          322
Performance related bonus                                      20           --
Fees for Non-Executive Directors                               25           17
Compensation for loss of office                               100           --
Other benefits                                                 21           18
                                                       ----------   ----------
                                                              573          357
Contributions to money purchase pension schemes                18           15
                                                       ----------   ----------
                                                              591          372
                                                       ----------   ----------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

8   DIRECTORS' REMUNERATION (continued)

    EXECUTIVE DIRECTORS' REMUNERATION 2001



                                       B Robinson      MJ Murphy     DA Heap *       Total
                                              L.000          L.000       L.000       L.000
    Salary and fees                             187            120         100         407
    Benefits                                     10             11          --          21
    Bonus                                        --             20          --          20
    Pension                                      --             18          --          18
    Compensation for loss of office              --             --         100         100
                                                ---            ---         ---         ---
    TOTAL 2001                                  197            169         200         566
                                                ---            ---         ---         ---



    *  resigned 31st December, 2001

     EXECUTIVE DIRECTORS' REMUNERATION 2000



                                       B Robinson *      MJ Murphy     DA Heap       Total
                                              L.000          L.000       L.000       L.000
    Salary and fees                             122            100         100         322
    Benefits                                      8             10          --          18
    Pension                                      --             15          --          15
                                                ---            ---         ---         ---
        TOTAL 2000                              130            125         100         355
                                                ---            ---         ---         ---



      *  appointed 26th January, 2000

    NON-EXECUTIVE DIRECTORS' REMUNERATION

                                                                          2001                2002
                                                                         L.000               L.000

    BV Triebel +                                                             8                  17
    H Fristedt *                                                            17                  --
                                                                          ----                ----
                                                                            25                  17
                                                                          ----                ----

      * H Fristedt was a representative of CHISA LLC in 2000 and only received expenses in that year.

      + BV Triebel resigned on 26th June 2001.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


8     DIRECTORS' REMUNERATION (continued)

      SHARE OPTIONS
      In order to link an element of remuneration with long-term share performance, the company operates discretionary share option schemes for the Executive directors and other senior management.

      Following shareholder approval on 22nd June, 2000, the rules of the share option schemes were amended to reflect the changed circumstances of the Group. Options over 3,885,500 ordinary shares outstanding at that time were surrendered and re-issued. Exercise of these options is subject to the satisfaction of performance criteria. Options over a further 2,207,500 ordinary shares, exercisable subject to the same performance criteria, were granted during the year, of which 750,000 were to Directors.

      Following shareholder approval on 3rd September, 2001, the rules of the share option schemes were further amended to reflect the changes circumstances of the Group. Options over 3,739,000 ordinary shares outstanding at that time were surrendered and re-issued, of which 1,750,000 were to Directors. Exercise of these options is subject to the satisfaction of performance criteria. Options over a further 11,306,307 ordinary shares, (including 6,342,307 to Directors) exercisable subject to the same performance criteria were granted during the year. Of these, options over 7,518,807 ordinary shares (including 4,042,307 to Directors) are subject to a further condition that the Preference Shares must have been converted to ordinary shares.

      Details of outstanding options are set out in Note 22 to the Financial Statements.

      PENSIONS
      The Group operates a defined contribution pension scheme for senior employees in the UK.

      SERVICE CONTRACTS
      The Executive Directors have service contracts terminable on twelve months' notice. In the case of Mr B Robinson, this notice may not be served before 31st December, 2002.

      NON-EXECUTIVE DIRECTORS
      Independent Non-Executive Directors are appointed for an initial period of three years, following which their appointment is reviewed annually. Details of the amounts paid to Non-Executive Directors are set out on the previous page. There are no pension arrangements for the Non-Executive Directors, nor do they participate in any share option scheme.

      DIRECTORS' INTERESTS
      According to the register maintained under the Companies Act 1985 the interests (all of which were beneficial), of the Directors in office at 31st December 2001 and 2000 (and their immediate families) in the issued share capital of the Company were as shown in the table below.

    ORDINARY SHARES 2001


                                 21st May, 2002          31st December, 2001             1st January, 2001
                          Ordinary shares of 5p   Ordinary shares of 5p each    Ordinary shares of 5p each
                                           each
        B Robinson                                                        --
        MJ Murphy                        120,000                     120,000                       120,000
        H Fristedt                        90,000                      90,000                        90,000


      *or date of appointment, if later

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


8      DIRECTORS' REMUNERATION (continued)

     DIRECTORS' INTERESTS (continued)
       ORDINARY SHARES 2000



                                                       31st December, 2000              1st January, 2000*
                                                Ordinary shares of 5p each      Ordinary shares of 5p each
  DA Heap                                                       12,278,029                     12,118,029
  B Robinson                                                            --                             --
  MJ Murphy                                                        120,000                             --
  BV Triebel +                                                      40,000                         40,000
  H Fristedt                                                        90,000                        100,000

    *or date of appointment, if later

    + BV Triebel resigned on 26th June 2001.

    DIRECTORS' SHARE OPTIONS
    Options held by the Directors to subscribe for the Company's ordinary shares are shown in Note 22 to the Financial Statements.


9      EMPLOYEE NUMBERS



                                                                                        2001                2000
                                                                                      Number              Number
       The average monthly number of persons employed by the Group during the year was:
       Sales                                                                             642                 627
       Administration                                                                    301                 316
       Distribution                                                                      217                 152
                                                                                       -----               -----
                                                                                       1,160               1,095
                                                                                       -----               -----


10     STAFF COSTS


                                                                                           2001               2000
                                                                                          L.000              L.000
       Staff costs, including Executive Directors' remuneration, during the year amounted to:
       Wages and salaries                                                               23,071              21,445
       Social security costs                                                             4,441               4,069
       Pension costs                                                                       270                 172
                                                                                        ------              ------
                                                                                        27,782              25,686
                                                                                        ------              ------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)
--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


11    TAX ON LOSS ON ORDINARY ACTIVITIES


                                                                        2001            2000
                                                                       L.000           L.000

      UK Corporation tax at 30% (2000: 30%)                            1,115             677
      Double taxation relief                                            (893)           (207)
      Transfer (from)/to deferred tax                                    (52)             52
      Overseas taxation                                                  505              (5)
      Share of associates' tax                                           145            (334)
      Adjustment relating to prior years - UK Corporation tax           (189)            266
                                                                       -----            ----
                                                                         631             449
                                                                       -----            ----

      The tax charge for the year has been reduced by tax relief in respect of exceptional items amounting to L.394,000 in 2001 and L.31,000 in 2000.

12    DIVIDENDS


                                                                       2001           2000
                                                                      L.000          L.000

      Non-equity Preference Shares
      Declared (see Note 22)                                            208             --
                                                                        ---            ---


13    LOSSES PER ORDINARY SHARE


      The calculation of basic loss per ordinary share is based on the loss for the financial year, less non-equity dividends, of L.7,629,000 in 2001 and L.12,350,00 in 2000, and on 58.8 million ordinary shares in 2001 and 57.8 million ordinary shares in 2000, being the weighted average number of shares in issue during the years.

      The calculation of loss before exceptional items per ordinary share is based on a loss of L.3,594,000 in 2001 and a loss of L.3,434,000 in 2000 arrived at as follows:


                                                             2001            2000
                                                            L.000           L.000
      Loss after taxation and non-equity dividends         (7,629)        (12,350)
      Exceptional items                                     4,358           8,947
      Tax effect of exceptional items (Note 11)              (394)            (31)
      Loss on disposal of associate                            71              --
                                                           ------          ------
      Loss before exceptional items                        (3,594)         (3,434)
                                                           ------          ------



      The calculation of diluted loss per ordinary share is based on 58.8 million shares in 2001 and on 58.9 million in 2000, as the outstanding warrants and share options have no dilutive effect.

                              ISA INTERNATIONAL PLC

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


14   TANGIBLE FIXED ASSETS


                                            Freehold     Leasehold      Plant and   Fixtures and          Total
                                           buildings  improvements      machinery       fittings

                                               L.000         L.000          L.000          L.000          L.000
       COST
       At 1st January, 2001                      328           674          8,326          4,441         13,769
       Additions                                  --           108            493          1,302          1,903
       Disposals                                  --            --         (1,930)           (37)        (1,967)
       Exchange adjustments                       --            (1)          (113)           (89)          (203)
                                                ----           ---         ------          -----         ------
       AT 31ST DECEMBER, 2001                    328           781          6,776          5,617         13,502
                                                ----           ---         ------          -----         ------
       DEPRECIATION
       At 1st January, 2001                      131           206          4,935          2,412          7,684
       Charge for the year                         9            54          1,494            501          2,058
       Disposals                                  --            --         (1,847)           (28)        (1,875)
       Exchange adjustments                       --             1            (87)           (56)          (142)
                                                ----           ---         ------          -----         ------
       AT 31ST DECEMBER, 2001                    140           261          4,495          2,829          7,725
                                                ----           ---         ------          -----         ------
       Net book value at 31st December
       2001                                      188           520          2,281          2,788          5,777
                                                ----           ---         ------          -----         ------

       The net book value of tangible fixed assets includes L.351,000 in respect of assets held under hire purchase or finance lease contracts.


                                          Freehold     Leasehold      Plant and   Fixtures and          Total
                                         buildings  improvements      machinery       fittings

                                             L.000         L.000          L.000          L.000          L.000
       COST
       At 1st January, 2000                    327           467          6,651          3,836         11,281
       Additions                                 1           413          1,947          1,109          3,470
       Disposals                                --          (201)          (248)          (492)          (941)
       Exchange adjustments                     --            (5)           (24)           (12)           (41)
                                               ---          ----          -----          -----         ------
       AT 31ST DECEMBER, 2000                  328           674          8,326          4,441         13,769
                                               ---          ----          -----          -----         ------
       DEPRECIATION
       At 1st January, 2000                    121           193          3,973          2,288          6,575
       Charge for the year                      10            50          1,212            537          1,809
       Disposals                                --           (36)          (232)          (408)          (676)
       Exchange adjustments                     --            (1)           (18)            (5)           (24)
                                               ---          ----          -----          -----         ------
       AT 31ST DECEMBER, 2000                  131           206          4,935          2,412          7,684
                                               ---          ----          -----          -----         ------
       Net book value at 31st December
       2000                                    197           468          3,391          2,029          6,085
                                               ---          ----          -----          -----         ------


         The net book value of tangible fixed assets includes L.738,000 in respect of assets held under hire purchase or finance lease contracts.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


15   INVESTMENT IN ASSOCIATED UNDERTAKINGS



                                            Share of net     Goodwill      Total
                                             tangible
                                              assets
                                                  L.000        L.000        L.000
       AT 1ST JANUARY 2001                        2,609       15,989       18,598
       Additions                                  2,993          292        3,285
       Disposals                                   (449)        (565)      (1,014)
       Share of loss after tax for year          (2,856)          --       (2,856)
                                                -------      -------      -------
       At 31st December 2001                      2,297       15,716       18,013
                                                -------      -------      -------

       AMORTISATION
       At 1st January 2001                           --          996          996
       Charge for the year                           --          814          814
       Disposals                                     --          (59)         (59)
                                                -------      -------      -------
       At 31st December 2001                         --        1,751        1,751
                                                -------      -------      -------

       Net book value at 31st December 2001       2,297       13,965       16,262
                                                =======      =======      =======

       An impairment review has been performed in respect of the investment in Kaye. The recoverable amount of the investment has been assessed by reference to the net present value of estimated future cash flows, incorporating the planned costs and expected benefits of the reorganisation (that was planned at the time of acquisition of the Group's interest in Kaye and that is currently in process) and applying a discount rate of 10%. This review demonstrated that no provision is required in relation to this investment.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

15   INVESTMENT IN ASSOCIATED UNDERTAKINGS (continued)


                                                                             Share of net    Goodwill      Total
                                                                           tangible assets
                                                                                 L.000         L.000       L.000
AT 1ST JANUARY 2000                                                               3,262        15,634       18,896
Reassessment of fair value of assets acquired in prior year
                                                                                   (194)          194           --
Additions                                                                            --           161          161
Share of loss after tax for year                                                   (459)           --         (459)
                                                                             ----------    ----------   ----------
At 31st December 2000                                                             2,609        15,989       18,598
                                                                             ----------    ----------   ----------

AMORTISATION
At 1st January 2000                                                                  --           197          197
Charge for the year                                                                  --           799          799
                                                                             ----------    ----------   ----------
At 31st December 2000                                                                --           996          996
                                                                             ----------    ----------   ----------

Net book value at 31st December 2000                                              2,609        14,993       17,602
                                                                             ----------    ----------   ----------


The fair value of certain assets in EXY Group Limited ("EXY"), acquired in 1999, were reassessed following completion of the audited accounts of EXY for the period ended 31st March, 2000.


a)   KAYE OFFICE SUPPLIES LIMITED ("KAYE")

     Kaye is a private company registered in England. The Group acquired a holding of 46.85% of the issued ordinary L.1 shares on 30th September 1999. This percentage shareholding was increased to 47% in 2001 by purchasing shares which were offered for sale by a director of Kaye, and then maintained at this level by participating in a rights issue which was completed on 12th October 2001.

     Kaye is the parent undertaking of a group of companies, which trade as wholesale distributors of office products.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)
--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

15   INVESTMENT IN ASSOCIATED UNDERTAKINGS (continued)

          The summarised profit and loss account of Kaye for the two years in the period ended 31st December 2001 and the shares attributable to the Group comprises:


                                                                        Group share                  Kaye
                                                                     2001          2000          2001          2000
                                                                    L.000         L.000         L.000         L.000

               Turnover                                            97,245        97,127       206,904       207,320
                                                               ----------    ----------    ----------    ----------

               (Loss)/profit before exceptional items,
               amortisation of goodwill and tax                      (432)          375          (918)          799
               Exceptional items                                   (2,636)       (1,245)       (5,609)       (2,657)
               Amortisation of goodwill                                --            --          (308)         (307)
                                                               ----------    ----------    ----------    ----------
               Loss before tax                                     (3,068)         (870)       (6,835)       (2,165)
               Tax                                                     --           353            --           754
                                                               ----------    ----------    ----------    ----------
               Loss after tax                                      (3,068)         (517)       (6,835)       (1,411)
                                                               ----------    ----------    ----------    ----------


               The table below summarises the exceptional items incurred by Kaye, and the share attributable to the Group in the two years in the period ended 31st December 2001:


                                                                                  Group Share                    Kaye
                                                                                2001          2000          2001          2000
                                                                               L.000         L.000         L.000         L.000

               Integration costs                                                 170           676           361         1,443
               Redundancy                                                         --           569            --         1,214
                                                                         -----------   -----------   -----------   -----------
                                                                                 170         1,245           361         2,657
                                                                         -----------   -----------   -----------   -----------
               Costs of a restructuring of continuing operations:
               Establishment and set-up of Arrow                               1,486            --         3,162            --
               Redundancy costs relating to closure of                           779            --         1,657            --
               depots
               Professional fees associated with the
               refinancing                                                       201            --           429            --
                                                                         -----------   -----------   -----------   -----------
                                                                               2,466            --         5,248            --
                                                                         -----------   -----------   -----------   -----------
               Total exceptional items for Kaye                                2,636         1,245         5,609         2,657
                                                                         -----------   -----------   -----------   -----------


               Arrow is the new automated distribution centre, located in Lutterworth, Leicestershire.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)
--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

15   INVESTMENT IN ASSOCIATED UNDERTAKINGS (continued)



          The summarised balance sheets of Kaye at 31st December, 2001 and 2000 and the share attributable to the Group comprise:

                                                                              Group Share                    Kaye
                                                                           2001           2000          2001            2000
                                                                          L.000          L.000         L.000           L.000

               Fixed assets                                               5,679          3,311         12,083          7,068
               Investments                                                    5              5             10             10
               Goodwill                                                      --             --          5,455          5,763
               Current assets                                            30,999         36,922         65,957         78,810
                                                                    -----------    -----------    -----------    -----------
                                                                         36,683         40,238         83,505         91,651
               Creditors due within one year                            (33,131)       (36,728)       (70,492)       (78,395)
               Creditors due after one year and provisions
                                                                         (1,255)        (1,224)        (2,669)        (2,612)
                                                                    -----------    -----------    -----------    -----------
               Equity Shareholders' funds                                 2,297          2,286         10,344         10,644
                                                                    -----------    -----------    -----------    -----------


          b)   EXY GROUP LIMITED ("EXY")

               EXY is a private company registered in England. EXY is the parent undertaking of a group of companies whose trading activities principally consist of the recycling, manufacture and distribution of consumable products for the office. EXY has a financial year end of 31st March.

               The Group acquired its holding of 32.0% of the issued ordinary
               L.1 shares on 22nd November, 1999.

               On 24th December, 2001, the Group disposed of the whole of the 32% holding in EXY for a total consideration of L.888,000. Of the total consideration, L.444,000 was received in cash in February, 2002, with the balance in the form of non-voting redeemable 7% preference shares of L.1 each, redeemable in equal amounts on 30th April and 31st August 2002. Both redemptions have now taken place. The carrying value of the associate at the time of disposal was L.955,000, which after taking account of associated legal costs of L.4,000, resulted in a loss on disposal of L.71,000. During the year ended 31st December 2001, EXY had contributed L.211,000 profit after tax to the Group's results.


16   STOCKS

     Stocks comprise finished goods and goods held for resale.


17   DEBTORS


                                                                 2001          2000
                                                                L.000         L.000

         Trade debtors                                         50,432        42,193
         Amounts owed by associated undertakings                    6           512
         Other debtors                                          1,900         1,203
         Prepayments and accrued income                         2,706         1,761
         Corporation tax recoverable                              628           599
         Short term investments                                   444            --
                                                          -----------   -----------
                                                               56,116        46,268
                                                          -----------   -----------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)
--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

18   CREDITORS due within one year


                                                                                                2001           2000
                                                                                               L.000          L.000

         Bank loans and overdrafts (see Note 20)                                              37,066         29,186
         Obligations under hire purchase and finance lease contracts (see Note 20)               322            358
         Trade creditors                                                                      38,549         37,384
         Amounts owed to associated undertakings                                                  --          1,173
         Corporation tax payable                                                                 358            719
         Other taxes and social security                                                       3,094          2,651
         Other creditors                                                                       3,846          3,574
         Accruals and deferred income                                                          5,078          4,188
         Dividends payable                                                                       208             --
                                                                                        ------------   ------------
                                                                                              88,521         79,233
                                                                                        ------------   ------------

     Banks loans and overdrafts amounting to L.15,944,000 at 31st December 2001 and to L.16,546,000 at 31st December 2000 are secured by fixed and floating charges over the assets of the Company and its subsidiary undertakings in the UK and bear interest at rates linked to LIBOR. Bank loans and overdrafts amounting to L.20,846,000 at 31st December 2001 and L.11,590,000 at 31st December 2000 are secured by charges over the assets of certain overseas subsidiary undertakings.

19   CREDITORS due after more than one year


                                                                                            2001          2000
                                                                                           L.000         L.000

         Medium term loans (see Notes 20 and 27)                                            3,982             --
         Obligations under hire purchase and finance lease contracts (see Note 20)            121            443
         Other creditors                                                                       99            101
                                                                                     ------------   ------------
                                                                                            4,202            544
                                                                                     ------------   ------------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                   for the two years ended 31st December 2001


20       DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

         The Group's treasury policy aims to ensure that the Group has sufficient resources, whilst monitoring and minimising risk. The Group does not engage in speculative transactions. The main risks arising from the Group's financial instruments are interest rate risk, liquidity risk and foreign exchange risk. The Board reviews and agrees policies for managing each of these risks and they are summarised below.

         Interest rate risk: The Group finances its operations through a mixture of previously retained profits and bank borrowings. Interest rates are managed by borrowing from various funding sources at a variable rate. The Board reviews the interest rates that the Group is paying and, where appropriate, purchases hedging instruments.

         Liquidity risk: Financial flexibility is critical to the business and is achieved through managing loans and overdrafts on a short-term basis. It is the Group's policy to fund the purchase of long-term assets by financing lines of a similar maturity, where available.

         Foreign exchange risk: The Group has significant subsidiaries in Europe whose revenues and expenses are denominated in local currency. In order to provide some protection of the Group's sterling balance sheet from movements in these primarily Euro based currencies, the Group finances part of its net investment in the largest subsidiaries in the local currencies of these operating units. Unrealised differences arising from structural currency exposures are recognised in the Statement of Total Recognised Gains and Losses. A significant amount of the Group's cost of sales is denominated in currencies other than that of the local operating unit. The Group's policy is to manage currency exposure on purchase commitments through forward currency contracts and currency options.

         FINANCIAL ASSETS

         The Group has no financial assets other than short-term debtors and cash at bank.

         FINANCIAL LIABILITIES

         Short term creditors have been excluded from this note.

         The currency profile of the Group's bank loans and overdrafts is as follows:

                               2001             2000
                              L.000            L.000
Sterling                     (6,054)           1,032
Euros                       (30,204)         (29,937)
Other currencies               (808)            (281)
                          ---------        ---------
                            (37,066)         (29,186)
                          ---------        ---------

         The sterling balance in hand above is pooled by the UK Bankers with those Euro currency borrowings held within the UK as a net bank facility.

         All borrowings are repayable within three months of the year-end and are financed using floating interest rates, linked to relevant national LIBOR or base rate equivalents. All facilities are uncommitted.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                   for the two years ended 31st December 2001

20       DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (continued)

         The maturity profile of the Group's financial liabilities as at 31st December 2001 and at 31 December 2000 was:

                                                                                                  Finance lease and
                                                      Bank loans and           Medium Term         hire purchase
                                                          overdraft               Loans             obligations
                                                       2001       2000       2001       2000       2001       2000
                                                      L.000      L.000      L.000      L.000      L.000      L.000
In one year or less, or on demand                    37,066     29,186         --         --        322        358
In more than one year, but less than two years           --         --      3,982         --        121        322
In more than two years, but less than five years         --         --         --         --         --        121
                                                     ------     ------     ------     ------     ------     ------
                                                     37,066     29,186      3,982         --        443        801
                                                     ------     ------     ------     ------     ------     ------

         FAIR VALUES OF FINANCIAL INSTRUMENTS
         Except as disclosed below, at 31st December 2001 and 2000, the book, and fair value, for both the financial assets (cash and cash equivalents) and the financial liabilities (short and long term debt) were equal. Where available, market values have been used to determine fair values.

         FORWARD CURRENCY CONTRACTS AND CURRENCY OPTIONS
         The Group's policy is to manage the impact of currency movements by using a combination of forward currency contracts and currency options. This will both eliminate currency exposure at the time of purchase and reduce the uncertainty of the price to be paid for imported products. In November 2000, the Company took out an Average Rate Currency Option, to partially hedge future purchase commitments. There were 26 weekly fixing dates and fixing amounts throughout the period of the option, with the settlement date being 27th September 2001. The book value at 31st December, 2000 was L.nil, as there was no premium payable in relation to this option. The theoretical fair value of the option at the year end based upon market value was L.405,000. As the transactions being hedged had not taken place none of this theoretical value was recognised at the year end.

         In addition, there were forward contracts in place at 31st December 2000 and 2001 to fix the currency rate for specific creditor balances in existence at those dates. The book value and fair value of these contracts is set out below. The associated creditor balances were retranslated at prevailing rates at the respective balance sheet dates:

                       2001       2000
                      L.000      L.000
Book Value               --         --
Fair Value              (58)       443
                   --------    -------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


21       PROVISIONS FOR LIABILITIES AND CHARGES

                                                 2001        2000
                                                L.000       L.000
DEFERRED TAXATION
At 1st January                                     81          37
Transfer (to)/from profit and loss account        (52)         52
Exchange adjustments                              (29)         (8)
                                                -----       -----
AT 31ST DECEMBER                                   --          81
                                                -----       -----

         The potential liability to deferred taxation, together with the amounts for which provision has been made, is as follows:

                                          Potential                 Provided
                                      2001         2000         2001         2000
                                     L.000        L.000        L.000        L.000
GROUP
Accelerated capital allowances        (273)        (296)        (273)        (296)
Other timing differences               273          377          273          377
                                      ----         ----         ----         ----
                                        --           81           --           81
                                      ----         ----         ----         ----

22       CALLED UP SHARE CAPITAL

                                                                                2001          2000
                                                                               L.000         L.000
Authorised:
175,000,000 (2000: 80,000,000) Ordinary shares of 5p each                      8,750         4,000
80,000,000 (2000: Nil) variable rate convertible cumulative redeemable
preference shares 2006 of 10p each                                             8,000            --
                                                                              ------        ------
                                                                              16,750         4,000
                                                                              ------        ------

Allotted, called up and fully paid:
58,778,398 (2000: 58,778,398) Ordinary shares of 5p each                       2,939         2,939
80,000,000 (2000: Nil) variable rate convertible cumulative redeemable
preference shares 2006 of 10p each                                               800            --
                                                                              ------        ------
                                                                               3,739         2,939
                                                                              ------        ------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


22       CALLED UP SHARE CAPITAL (continued)

         PREFERENCE SHARES
         The 8,000,000 variable rate convertible cumulative redeemable preference shares of 10p each ("Preference Shares"), were issued to Daisytek UK Limited on the 3rd September, 2001, at L.1 per share, resulting in consideration after costs, of L.6,913,000. The Preference Shares will mature on the fifth anniversary of their issue and are convertible at any time during their term at the option of Daisytek UK Limited into ordinary shares of ISA representing 50 per cent. plus one share of the Company's issued ordinary share capital as enlarged by the conversion of the Preference Shares. The conversion is equivalent to a subscription price per ordinary share of approximately 13p. The Preference Shares carry a variable annual coupon of 3 per cent. over 3 month LIBOR, payable quarterly in arrears, and can be redeemed early at the option of ISA after the third year on payment of a 10 per cent. redemption premium. On a return of capital on a winding-up or otherwise the holders of the Preference Shares will be entitled to receive out of the available assets all arrears of Preference Dividend together with an amount equal to the paid up capital and any premium on the Preference Shares. The holders of the Preference Shares shall be entitled to receive notice of and attend all general meetings of the Company but not to vote unless an event of default has occurred. An event of default occurred on 6th May, 2002. Daisytek have waived these rights under the terms of an event of default, subsequent to the agreed offer for the group being accepted.

         WARRANT
         A warrant was issued to Daisytek UK Limited on the 3rd September, 2001, under which at any time during a period of five years from the date of issue, Daisytek UK Limited may give notice in writing to subscribe for up to 15,384,615 ordinary shares for an aggregate subscription price of L.2,000,000. The warrant may be exercised in whole or in part and on more than one occasion. It is also freely transferable.

         SHARE OPTIONS
         Under the terms of the Approved and Unapproved Share Option Schemes of ISA INTERNATIONAL plc, options to subscribe for ordinary shares were outstanding at 31st December 2001 and 2000 as follows:

                                                                                   Exercise            NO. OF SHARES
Exercisable between                                                                price            2001         2000
-------------------                                                                ---------     ---------    ---------
1st January 2002 and 18th March 2002*                                               97p             39,725       39,725
1st January 2001 and 7th September 2004*                                           150p             20,000       20,000
1st April 2001 and 29th June 2010                                                   26 3/4p         30,000       30,000
24th March 2002 and 23rd March 2009                                                 36p             56,625       56,625
1st April 2002 and 29th June 2010                                                   26 3/4p        892,000    3,722,500
1st April 2003 and 29th June 2010                                                   26 3/4p         25,000       75,000
1st April 2003 and 14th October 2011                                                13p          3,078,000           --
9th November 2003 and 8th November 2011                                             23 3/4p        536,500    1,532,500
9th November 2003 and 14th October 2011                                             13p            661,000           --
15th October 2004 and 14th October 2011                                             13p          3,787,500           --
15th October 2004 and 14th October 2011+                                            13p          7,518,807           --

         Other than those marked *, the above options are subject to performance criteria, which had not been satisfied at 31st December 2000 or 2001. The options marked + above are subject to a further condition that the Preference Shares (detailed above) must have been converted to ordinary shares.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

22       CALLED UP SHARE CAPITAL (continued)

         Included in the above at 31st December 2001 are options held by Directors as follows:

                                                                         AT
                      AT 1ST JAN,                                 31ST DEC,     EXERCISE
         DIRECTOR            2001     GRANTED    SURRENDERED           2001        PRICE                 EXERCISABLE BETWEEN
         --------     -----------  ----------    -----------     ----------     --------                 -------------------
         B Robinson       500,000          --      (500,000)             --      26 3/4p                         Surrendered
                          500,000          --      (500,000)             --      26 3/4p                         Surrendered
                               --   1,000,000            --       1,000,000      13    p    1st Apr, 2003 and 14th Oct, 2011
                               --   1,200,000            --       1,200,000      13    p   15th Oct, 2004 and 14th Oct, 2011
                               --   2,200,000            --       2,200,000      13    p   15th Oct, 2004 and 14th Oct, 2011+
         MJ Murphy        500,000          --      (500,000)             --      26 3/4p                         Surrendered
                          250,000          --      (250,000)             --      23 3/4p                         Surrendered
                               --     500,000            --         500,000      13    p    1st Apr, 2003 and 14th Oct, 2011
                               --     250,000            --         250,000      13    p    9th Nov, 2003 and 14th Oct, 2011
                               --   1,100,000            --       1,100,000      13    p   15th Oct, 2004 and 14th Oct, 2011
                               --   1,842,307            --       1,842,307      13    p   15th Oct, 2004 and 14th Oct, 2011+

         Included in the above at 31st December 2000 are options held by Directors as follows:

                                                                         AT
                      AT 1ST JAN,                                 31ST DEC,     EXERCISE
         DIRECTOR            2000     GRANTED    SURRENDERED           2000        PRICE                    EXERCISABLE BETWEEN
         --------     -----------     -------    -----------     ----------     --------                    -------------------
         B Robinson       500,000          --      (500,000)             --        46 1/2p                            Surrendered
                               --     500,000            --         500,000        26 3/4p    1st April, 2002 and 29th June, 2010
                               --     500,000            --         500,000        26 3/4p    1st April, 2003 and 29th June, 2010
         MJ Murphy        500,000          --      (500,000)             --        41    p                            Surrendered
                               --     500,000            --         500,000        26 3/4p    1st April, 2002 and 29th June, 2010
                               --     250,000            --         250,000        23 3/4p             9th November, 2003 and 8th
                                                                                                           November, 2010

         Under the terms of the Savings Related Share Option Scheme of ISA INTERNATIONAL plc, options to subscribe for ordinary shares were outstanding at 31st December 2001 and at 31st December, 2000 as follows:

                                                                                                  NO. OF SHARES
       EXERCISABLE BETWEEN                                           EXERCISE PRICE            2001            2000
       -------------------                                           --------------         -------         -------
       1st August 2002 and 31st January 2003                               35    p          555,334         826,467
       1st July 2003 and 31st December 2003                                25 1/2p          489,447         672,702

         The market price of the shares at 31st December 2000 and 2001 was 20 1/4p and 6 1/4p respectively and the range during 2000 and 2001 was 20 1/4p to 50 1/2p and 5 3/4p to 20 1/4p.

         CHANGES IN SHARE CAPITAL
         On 9th March, 2000 deferred consideration of L.3,976,000 due under the terms of the agreement to acquire John Heath (Holdings) Limited was satisfied by the issue of 5,542,553 ordinary shares. Options in respect of 29,321 ordinary shares with an aggregate nominal value of L.2,000 were exercised during 2000 for a consideration of L.9,000.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

23     RESERVES

                                     Share premium                        Profit and
                                           account     Merger reserve   loss account
                                             L.000              L.000          L.000
At 1st January, 2000                         1,034              1,370         17,029
Premium on shares issued                         7              3,699             --
Loss for the year                               --                 --        (12,350)
Adjustment to unrealised gain on
 disposal of subsidiary                         --                 --           (182)
Exchange adjustments                            --                              (808)
                                           -------            -------        -------
AT 31ST DECEMBER, 2000                       1,041              5,069          3,689

Premium on shares issued                     6,113                 --             --
Loss for the year                               --                 --         (7,629)
Exchange adjustments                            --                 --            (92)
                                           -------            -------        -------
AT 31ST DECEMBER 2001                        7,154              5,069         (4,032)
                                           -------            -------        -------

       The premium on certain shares issued in 2000 has been taken to merger reserve as permitted by Section 131 of the Companies Act 1985.

       The cumulative amount of goodwill written off directly to reserves in respect of subsidiary undertakings at 31st December, 2000 and 2001 was L.23,202,000.


24     RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                         2001            2000
                                                                        L.000           L.000
Loss for the financial year                                            (7,421)        (12,350)
Dividends - Non-equity                                                   (208)             --
                                                                      -------         -------
                                                                       (7,629)        (12,350)
                                                                      -------         -------
Other recognised net gains and losses relating to the year                (92)           (990)
New share capital subscribed                                            6,913               9
                                                                      -------         -------
Net deduction from shareholders' funds                                   (808)        (13,331)
Opening shareholders' funds                                            12,738          26,069
                                                                      -------         -------
Closing shareholders' funds                                            11,930          12,738
                                                                      -------         -------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


25       FINANCIAL COMMITMENTS

         The annual commitment of the Group under non-cancellable operating leases was as follows:

                                                           Land and buildings       Plant and machinery
                                                            2001         2000         2001         2000
                                                           L.000        L.000        L.000        L.000
Leases expiring:
Within one year                                              575          211           81           66
Within two to five years                                     560          935        1,329        1,062
After five years                                           1,612          865           --           --
                                                           -----        -----        -----        -----
                                                           2,747        2,011        1,410        1,128
                                                           -----        -----        -----        -----

         At 31st December 2000 and 2001 the Group had no commitment to future capital expenditure.


26       CASH FLOW STATEMENT

         a) RECONCILIATION OF OPERATING LOSS TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                             2001           2000
                                                            L.000          L.000
Operating loss                                               (329)        (8,300)
Depreciation
      Charge for year                                       2,058          1,809
      Loss on sale of tangible fixed assets                     1             39
(Increase)/decrease in stocks                              (3,832)           385
Increase in debtors                                        (8,929)          (866)
Increase in creditors                                       1,872          9,360
                                                           ------         ------
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES        (9,159)         2,427
                                                           ------         ------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


26       CASH FLOW STATEMENT (CONTINUED)

         b)       ANALYSIS OF NET CASH OUTFLOW FROM EXCEPTIONAL ITEMS

                                                                                           2001            2000
                                                                                          L.000           L.000
Operating loss                                                                           (1,722)         (7,702)
Decrease in debtors                                                                          --             242
(Decrease)/increase in creditors                                                            (48)            537
                                                                                        -------         -------
NET CASH OUTFLOW FROM EXCEPTIONAL ITEMS                                                  (1,770)         (6,923)
                                                                                        -------         -------

         c)       ANALYSIS OF CASH FLOWS NETTED IN THE CASH FLOW STATEMENT

                                                                                           2001            2000
                                                                                          L.000           L.000
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                                           125             116
Interest paid                                                                            (3,235)         (1,706)
Interest element of hire purchase and finance lease payments                                (37)            (49)
                                                                                        -------         -------
                                                                                         (3,147)         (1,639)
                                                                                        -------         -------
TAXATION
UK Corporation tax (paid)/received                                                         (224)            191
Overseas tax paid                                                                          (691)           (246)
                                                                                        -------         -------
                                                                                           (915)            (55)
                                                                                        -------         -------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                                        (1,903)         (3,209)
Proceeds of sale of tangible fixed assets                                                    91             226
                                                                                        -------         -------
                                                                                         (1,812)         (2,983)
                                                                                        -------         -------
ACQUISITIONS AND DISPOSALS
Investment in associate                                                                  (3,285)           (161)
                                                                                        -------         -------
                                                                                         (3,285)           (161)
                                                                                        -------         -------
FINANCING
Issue of share capital                                                                    6,913               9
New loans                                                                                 3,982              --
Capital element of hire purchase and finance lease payments                                (358)           (443)
                                                                                        -------         -------
                                                                                         10,537            (434)
                                                                                        -------         -------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

26       CASH FLOW STATEMENT (CONTINUED)

         d)   ANALYSIS OF NET DEBT

2001                                         Opening net                        Exchange     Closing net
                                                    debt       Cash flow        movement            debt
                                                   L.000           L.000           L.000           L.000
Cash at bank and in hand                           4,153              13              12           4,178
Overdrafts                                       (29,186)         (7,794)            (86)        (37,066)
Loans                                                 --          (3,982)             --          (3,982)
                                                 -------         -------         -------         -------
                                                 (25,033)        (11,763)            (74)        (36,870)
Hire purchase and finance lease contracts           (801)            358              --            (443)
                                                 -------         -------         -------         -------
                                                 (25,834)        (11,405)            (74)        (37,313)
                                                 -------         -------         -------         -------

2000                                                          Other non-
                                 Opening                            cash        Exchange     Closing net
                                net debt       Cash flow         changes        movement            debt
                                   L.000           L.000           L.000           L.000           L.000
Cash at bank and in hand           1,860           3,034              --            (741)          4,153
Overdrafts                       (23,225)         (5,879)             --             (82)        (29,186)
                                 -------         -------         -------         -------         -------
                                 (21,365)         (2,845)             --            (823)        (25,033)
Hire purchase and finance
lease contracts                     (986)            443            (261)              3            (801)
                                 -------         -------         -------         -------         -------
                                 (22,351)         (2,402)           (261)           (820)        (25,834)
                                 -------         -------         -------         -------         -------

         e)       RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                               2001            2000
                                                              L.000           L.000
Decrease in cash in the year                                 (7,781)         (2,845)
Cash outflow from decrease in debt and lease financing          358             443
New loan                                                     (3,982)             --
                                                            -------         -------
Change in net debt resulting from cash flows                (11,405)         (2,402)
New hire purchase contracts                                      --            (261)
Translation difference                                          (74)           (820)
                                                            -------         -------
MOVEMENT IN NET DEBT IN THE YEAR                            (11,479)         (3,483)
Net debt at 1st January                                     (25,834)        (22,351)
                                                            -------         -------
NET DEBT AT 31ST DECEMBER                                   (37,313)        (25,834)
                                                            -------         -------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


27       RELATED PARTY TRANSACTIONS

                                                                                              2001             2000
                                                                                              L000             L000
                                                                                            --------         --------

       During the year the Group purchased goods or services in the ordinary course of business from the following related parties:
       EXY Group Limited and subsidiary undertakings ("EXY")                                 5,433            5,500
       Kaye Office Supplies Limited and subsidiary undertakings ("Kaye")                        --               57
       Daisytek International Corporation and subsidiary undertakings ("Daisytek")              17               --
       Virtual Village Limited                                                                   7                3

       During the year the Group sold goods in the ordinary course of business to the following related parties:
       EXY                                                                                   2,580            1,453
       Daisytek                                                                                269               --
       Kaye                                                                                     31               30
       Virtual Village Limited                                                                  11                5
       Torres Limited                                                                            2               --

         EXY Group Limited and Kaye Office Supplies Limited are related parties as they are associated undertakings (see Note 15 for further details regarding associated undertakings).

         Virtual Village Limited and Torres Limited are related parties as DA Heap has been a director and significant shareholder in both companies.

         Virtual Village Limited provided the Group with information technology services. Torres Limited provided senior management recruitment services. The other related parties provided goods for re-sale.

         For 2001 Daisytek is a related party as it holds 8,000,000 variable rate convertible commutative redeemable preference shares, 2006 at 10p each in the capital of the company. It has also formed a strategic alliance with the Group.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


27       RELATED PARTY TRANSACTIONS (continued)

       The following balances are included in debtors                         2001        2000
                                                                             L.000       L.000
       TRADE DEBTORS:

       Virtual Village Limited                                                    --            2
       EXY                                                                       449           --
                                                                          ----------   ----------
                                                                                 449            2
                                                                          ----------   ----------
       AMOUNTS OWED BY ASSOCIATES:
       EXY                                                                        --          512
       Kaye                                                                        6           --
                                                                          ----------   ----------
                                                                                   6          512
                                                                          ----------   ----------

       The following balances are included in creditors
       TRADE CREDITORS:
       Virtual Village Limited                                                    --            1
       EXY                                                                       641           --
       Daisytek                                                                   15           --
                                                                          ----------   ----------
                                                                                 656            1
                                                                          ----------   ----------
       AMOUNTS OWED TO ASSOCIATES:
       EXY                                                                        --        1,157
       Kaye                                                                       --           16
                                                                          ----------   ----------
                                                                                  --        1,173
                                                                          ----------   ----------
       ACCRUALS AND DEFERRED INCOME:
       Daisytek                                                                  140           --
       MEDIUM TERM LOANS:
       Daisytek                                                                3,982           --
                                                                          ----------   ----------


28     SUBSEQUENT EVENTS

       On 22nd January, 2002, the Group disposed of the whole of the share capital of its Austrian subsidiary, Supplies Team EDV-Zubehor Handel GmbH ("ST Austria"), for a total cash consideration of L.1,432,000, of which L.698,000 was used to settle intra-Group balances. During the year ended 31st December, 2001, ST Austria contributed L.7,408,000 to Group turnover and generated a profit before tax of L.65,000. Its net assets at 31st December, 2001 were L.549,000.

       On 27th June, 2002 the acquisition of the entire share capital of ISA International plc by Daisytek UK Limited, a wholly owned subsidiary of Daisytek International Corporation, was completed.


29     BASIS OF PREPARATION

       These financial statements do not constitute statutory accounts as defined in section 240 of the Companies Act 1985.

       The statutory accounts for the years ended 31st December, 2001 and 2000 have been delivered to the Registrar of Companies for England and Wales. The auditors gave an unqualified report on the 2000 accounts and, whilst the report on the 2001 accounts was also unqualified, the auditors' opinion drew attention to Note 1a) of those statutory accounts concerning the support provided by Daisytek, without which the directors considered that it would be unlikely that the Group would be able to operate as a going concern.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


30     NEW ACCOUNTING STANDARDS

       United Kingdom

       FRS 17, Retirement Benefits, issued in November 2000, is fully effective for accounting periods ending on or after 22nd June, 2003. The Group operates a defined contribution pension scheme, as such, there is no significant difference in accounting under FRS 17 for the Group than that previously adopted under SSAP 24.

       FRS 19, Deferred Tax, issued in December 2000, is effective for accounting periods ending on or after 23rd January 2002. The standard requires full provision to be made for deferred tax assets and liabilities arising from most types of timing difference. The standard allows, but does not require, a policy of discounting deferred tax assets and liabilities. The financial effect of adopting FRS 19 has not yet been determined.

       United States

       FAS 141 - "Business Combinations", was issued in July 2001 and requires that all business combinations initiated after 30th June, 2001 are accounted for in accordance with the purchase method of accounting. FAS 141 has no impact on the financial information presented.

       FAS 142 - "Goodwill and other intangible assets", was issued in July 2001. This statement applies to accounting periods commencing after 15th December 2001. It requires that goodwill and other intangible assets with indefinite useful lives are tested at least annually for impairment rather than amortised periodically. Intangible assets with finite economic lives continue to be amortised over their useful lives. Goodwill and intangible assets acquired prior to 1st July, 2001 are still amortised and subject to impairment tests until the statement is adopted. Once the statement is adopted, all intangible assets with indefinite useful lives and goodwill must be tested for impairment annually. Where no impairment is revealed, amortisation is not necessary. The impact of the initial adoption on the Group under US GAAP has not yet been determined. However it may be material to the financial position of the Group under US GAAP.

       FAS 143 - "Accounting for asset retirement obligations", was issued on 16th August, 2001. This statement deals with accounting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs. It requires entities to record the fair value of the liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalised as part of the carrying amount of the long-lived asset. Under US GAAP the Group would be required to adopt the statement in the 2003 financial statements. The financial effect of adopting FAS 143 has not yet been determined.

       FAS 144 - "Accounting for the impairment or disposal of long-lived assets", supersedes FAS 121, "Accounting for the impairment of long-lived assets to be disposed of", although it retains many of its provisions but excludes goodwill and intangible assets not being amortised and significantly changes the criteria that have to be met in order to classify long-lived assets held for resale.

       It also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No.30 (APB 30), "Reporting the results of operations-reporting the effects of disposal of a segment of a business, and extraordinary, unusual and infrequently occurring events and transactions", for the disposal of a segment of a business. It requires expected future operating losses from discontinued operations in the period to be displayed in discontinued operations in the period in which the losses are incurred rather than as of the measurement date as currently. The requirement in APB 30 to report discontinued operations separately is retained and extended to a component of an entity that has either been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. The provisions of FAS 144 are to be applied prospectively and hence will not impact the financial statements presented. Under US GAAP, the Group would be required to adopt the statement for 2002. The financial effect of adopting FAS 144 has not yet been determined.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000


31 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES

       SUMMARY OF DIFFERENCES

       The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain respects from United States generally accepted accounting principles ("US GAAP"). Those differences which have a significant effect on the Group's net income and shareholders' equity are as follows:

       GOODWILL

       Prior to 1998 goodwill arising on acquisitions was set off against reserves. On disposal of such businesses, goodwill previously set off against reserves is charged to profit or loss on disposal. Since 1998, goodwill and other intangible fixed assets purchased by way of acquisition have been capitalised and written off over a period not exceeding 20 years. Under US GAAP, goodwill would be capitalised and amortised over their expected useful lives which should not exceed 40 years. Under US GAAP, where goodwill has become impaired between the date of acquisition and the date of the financial statements, the amount of the impairment is deducted from cost. Under US GAAP an amount of L.2,411,000 would have been written off at 31st December, 2000 in respect of impairment of goodwill relating to certain acquisitions.

       ACCOUNTING FOR INVESTMENTS IN ASSOCIATED UNDERTAKINGS

       Investments in associated undertakings are accounted for using the equity method under which the Group's share of their income is included in the Group's income statement on a line by line basis below operating profit. Under US GAAP, investments in associated undertakings would be accounted for using the equity method under which the Group's share of their after tax income is included in the Group's income statement in one line.

       FORWARD FOREIGN EXCHANGE CONTRACTS

       Gains and losses on forward foreign exchange contracts at the balance sheet date are not recognised in income for the year, but are recognised in the profit and loss account at the same time as the hedged transaction. The loss or profit relating to foreign currency assets or liabilities that are hedged are recognised in the profit and loss account in the year.

       Under US GAAP the gain or loss on retranslation of the hedged foreign currency asset or liability would have been deferred at 31st December 2000.

       FAS 133 was applicable to the Group for the first time for the 2001 accounts. FAS 133 requires the Company to recognise all derivative instruments on the balance sheet at fair value. Derivative instruments that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in its fair value will either be offset against the change in fair value of the hedged asset, liability or firm commitment through earnings or recognised in other comprehensive income until the hedged item is recognised in earnings. Any ineffective portion of a derivative instrument's change in fair value will be immediately recognized in earnings.

       DIVIDENDS

       Dividends are provided for in the financial statements for the period to which they relate and, in the case of proposed final dividends, on the basis of proposals by the directors. Under US GAAP, dividends would be provided for in the financial statements in the period in which they are declared.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                   for the two years ended 31st December 2001


31 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES (continued)

         REDEEMABLE PREFERENCE SHARES AND WARRANTS

         Redeemable preference shares are recorded in shareholders' equity for UK GAAP. Under US GAAP these would not be treated as shareholders' equity. As explained in note 22, a warrant was issued to Daisytek at the same time as the redeemable preference shares. Under UK GAAP none of the consideration received has been allocated to the warrant but all relates to the issue of redeemable preference shares. Under US GAAP, a value would be attributed to the warrant based upon a calculation as at the date of issue. This value would be treated as shareholders' equity. The value attributed to the warrant was L.Nil.

         PROVISION FOR RESTRUCTURING COSTS

         Provisions for restructuring, including ongoing costs of vacant properties, is made when each element of the restructuring is implemented and properties become vacant. Under US GAAP, costs associated with a restructuring, including ongoing costs of vacant properties, would be provided at the time that management approves and commits to the specific restructuring plan.

         TAXATION

         Deferred taxation is provided using the liability method on timing differences between the taxable allowances and related accounting treatments where these are regarded as likely to crystallise in the foreseeable future. Under US GAAP deferred taxation would be recognised on all temporary differences. No adjustments have been made for deferred taxation. The amounts provided under UK GAAP are consistent with the amounts that would be provided under US GAAP and therefore no adjustment has been recognised.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

31 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES (continued)

         EFFECT OF DIFFERENCES

         The effect of the significant adjustments to net income and to shareholders' equity in 2001 and 2000, that would be required if US GAAP were to be applied instead of UK GAAP is summarised as follows:

                                                                                        2001           2000
                                                                                        L.000          L.000

         NET LOSS
         Loss for the financial year as reported in the consolidated profit and           (7,421)       (12,350)
         loss account
         Adjustments:
         Amortisation of goodwill                                                         (1,123)        (1,123)
         Share of loss in associate - provision for restructuring                         (1,267)          (170)
         Unrecognised foreign exchange gains                                                  --            468
         Changes in fair value of derivatives                                               (501)            --
         Deferred taxation on US GAAP adjustments                                            530            (89)
                                                                                     -----------    -----------
         Net loss as adjusted to accord with US GAAP                                      (9,782)       (13,264)
                                                                                     -----------    -----------

         Before cumulative effect of adoption of FAS 133                                 (10,187)       (13,264)
         Cumulative effect of adoption of FAS 133                                            405             --
                                                                                     -----------    -----------
         Net loss as adjusted to accord with US GAAP                                      (9,782)       (13,264)
                                                                                     -----------    -----------

         BASIC AND DILUTED LOSS PER SHARE
         Before cumulative effect of adoption of FAS 133                                   (17.3)p        (22.6)p
         Cumulative effect of adoption of FAS 133                                            0.7p            --
         Net loss adjusted to accord with US GAAP                                          (16.6)p        (22.6)p

         COMPREHENSIVE LOSS
         Net loss as adjusted to accord with US GAAP                                      (9,782)       (13,264)
         Other comprehensive income:
         Exchange differences on retranslation of subsidiaries                               (92)          (808)
                                                                                     -----------    -----------
         Comprehensive loss                                                               (9,874)       (14,072)
                                                                                     -----------    -----------

         SHAREHOLDERS' EQUITY
         Shareholders' funds as reported in the consolidated balance sheet                11,930         12,738
         Adjustments:
         Goodwill cost                                                                    20,790         20,790
                  amortisation                                                            (9,348)        (8,225)
         Investment in associates - provision for restructuring                           (1,437)          (170)
         Proposed dividend                                                                   208             --
         Current liabilities - derivatives                                                   (58)
         Current liabilities - deferred foreign exchange gain                                 --            443
         Redeemable preference shares                                                     (6,898)            --
         Deferred taxation on US GAAP adjustments                                            448            (82)
                                                                                     -----------    -----------
         Shareholders' equity as adjusted to accord with US GAAP                          15,635         25,494
                                                                                     -----------    -----------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                 for the years ended 31st December 2001 and 2000

31 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES (continued)

         CONSOLIDATED STATEMENT OF CASHFLOWS

         The US GAAP cash flow statement reports changes in cash and cash equivalents, which includes short term highly liquid investments. Under UK GAAP, cashflows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. US GAAP requires only three categories of cash flow activity to be reported: operating, investing and financing. Cashflows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP.

         The categories of cash flow activity under US GAAP are summarised as follows:

                                                                   2001            2000
                                                                   L.000           L.000

         Cashflows from operating activities                        (13,221)            733
         Cashflows from investing activities                         (5,097)         (3,144)
         Cashflows from financing activities                         18,417           5,527
                                                               ------------    ------------
         Increase in cash and cash equivalents                           99           3,116

         Exchange adjustments                                           (74)           (823)
         Cash and cash equivalents at beginning of year               4,153           1,860

                                                               ------------    ------------
         Cash and cash equivalents at end of year                     4,178           4,153
                                                               ------------    ------------

                                Index to Exhibits


Exhibit
Number         Description
-------        -----------
 23.1     Consent of Ernst & Young LLP.

 99.1     Recommended Offer by Robert W. Baird Limited on behalf of Daisytek UK
          Limited, a wholly-owned subsidiary of Daisytek International
          Corporation, for ISA International plc (incorporated by reference from Exhibit 99.2 to Current Report on Form 8-K dated May 24, 2002 (File
          No. 000-25400)).